Exhibit 10.7

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of December 28, 2005 (the “Closing Date”), by and between each of BD Investment Holdings Inc. (“Holdings”), LPL Holdings, Inc., a Massachusetts corporation (“LPL”, and together with Holdings, each a “Company”), and Esther M. Stearns (the “Indemnitee”), an officer and/or director of a Company.

RECITALS

WHEREAS, although the Restated Articles of Organization and the By-laws of LPL provide for indemnification of the officers and directors of LPL and the Indemnitee may also be entitled to indemnification pursuant to the Massachusetts Business Corporation Act, the Massachusetts Business Corporation Act expressly contemplates that contracts may be entered into between LPL and officers of LPL and/or members of the Board of Directors of LPL with respect to indemnification of officers and directors; and

WHEREAS, the Indemnitee’s continued service to each Company substantially benefits the Companies; and

WHEREAS, each of the Boards of Directors of LPL and Holdings has determined that it is in the best interest of the Companies and that it is reasonably prudent and necessary for each Company contractually to obligate itself to indemnify, and to pay, on a current basis, expenses in advance of a final disposition of any Proceeding on behalf of the Indemnitee to the fullest extent permitted by applicable law in order to induce the Indemnitee to serve or continue to serve the Companies free from undue concern that the Indemnitee will not be so indemnified or that any indemnification obligation will not be met; and

WHEREAS, this Agreement is a supplement to and in furtherance of (a) the Restated Articles of Organization and Bylaws of LPL, and (b) the certificate and bylaws or partnership agreement, as the case may be, of Holdings and any Enterprise (as defined below) and any resolutions adopted pursuant thereto, and shall not be deemed, a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder; and

WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Companies and certain other Enterprises on the condition that the Indemnitee be so indemnified;

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, each Company and the Indemnitee do hereby covenant and agree as follows:

1.             Definitions. For purposes of this Agreement, the following terms shall have the meanings hereafter assigned to them:

(a)           “Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of a Company or of any other Enterprise.

(b)           A “Disinterested Director” shall mean a director of the applicable Company who, at the time of a vote referred to in the definition of Reviewing Party is not (i) the Indemnitee, (ii) a Party to (or a participant in) the Proceeding for which indemnification is sought or (iii) an individual having a familial, financial, professional or employment relationship with the Indemnitee, which relationship would, in the circumstances, reasonably be expected to exert an influence on such director’s judgment when voting on the decision being made.

(c)           “Enterprise” shall mean (i) the Companies and (ii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which is an affiliate or wholly or partially owned subsidiary of the Companies and of which the Indemnitee is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary; and (iii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, in each case, of which Indemnitee is or was serving at the request of a Company. For purposes of this Agreement, a director or officer will be considered to be serving on an employee benefit plan at a Company’s request if the individual’s duties to such Company also impose duties on, or otherwise involve services by, the individual to the plan.

(d)           “Expenses” shall mean all reasonable expenses, including, but not limited to, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses shall include such fees and expenses, and costs incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

(e)           “Fines” shall mean any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of a Company” shall include any service as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of a Company or an Enterprise which imposes duties on, or involves services by, such director, trustee, general partner, managing member, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Companies” as referred to in this Agreement.

(f)            An “Indemnifiable Event” shall mean any Proceeding in which the Indemnitee was, is or will be involved as a Party or otherwise by reason of the fact that the Indemnitee is or was an officer or director of any of the Companies or the Enterprises, by reason of any acts or omissions on his part while acting as an officer or director of such Company, or by reason of the fact that he is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of any other Enterprise, in each case whether or not serving in such capacity at the time any Expense, judgment, fine or amount paid in settlement is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

(g)           An “Indemnitee Statement” shall mean a written demand by the Indemnitee to a Company for a payment pursuant to Section 2(b) of this Agreement, accompanied by a written statement, dated the date of such statement, from the Indemnitee to a Company in which the Indemnitee (i) affirms, with respect to the applicable Indemnifiable Event, the Indemnitee’s good faith belief that the Indemnitee has met the relevant standard of conduct described in Subdivision E of Part 8 of the Massachusetts Business Corporation Act or that the Proceeding involves conduct for which liability has been eliminated under such Company’s articles of organization or bylaws and (ii) undertakes to repay any funds paid in advance of a final disposition of a Proceeding (or funds paid directly by a Company advance of a final disposition of a Proceeding) with respect to the applicable Indemnifiable Event, the Indemnitee is not entitled to indemnification under applicable law as ultimately determined by a court of competent jurisdiction or by the Reviewing Party that the Indemnitee has not met the relevant standard of conduct described in Subdivision E of Part 8 of the Massachusetts Business Corporation Act.

(h)           An “IPO” shall mean an underwritten initial public offering or public offering of shares of BD Investment Holdings Inc. pursuant to a registration statement under the Securities Act of 1933, as amended, or any successor federal statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

(i)            A “Liability” shall mean an obligation to pay a judgment, settlement, penalty, and/or Fine (including an excise tax assessed with respect to an employee benefit plan) in connection with an Indemnifiable Event and any Expenses incurred in connection with an Indemnifiable Event.

(j)            A “Party” shall mean an individual who was, is, or is threatened to be made, a defendant or respondent in a Proceeding. The Indemnitee shall be considered a “Party” in a Proceeding in which the Indemnitee seeks a declaratory judgment with respect to matters related to an Indemnifiable Event. In addition, the Indemnitee shall be considered a Party for all aspects of an Indemnifiable Event even though the Indemnitee asserts counter-claims or cross-claims.

(k)           “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than a Company or any of its subsidiaries.

(l)            A “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of a Company or otherwise, whether informal or formal, and whether of a civil, criminal, administrative or investigative nature, including, without limitation, any such proceeding pending as of the date of this Agreement.

(m)          The “Reviewing Party” in connection with an Indemnifiable Event shall be, as selected by the Indemnitee in his or her sole discretion:

(i)            if there are two or more Disinterested Directors on the Board of Directors of the applicable Company, such Board of Directors acting by majority vote of all Disinterested Directors, or by a majority of the members of a committee of the Board of Directors of such Company consisting of two or more Disinterested Directors; or

(ii)           a Special Legal Counsel nominated by the Indemnitee and selected by

(a)           if there are two or more Disinterested Directors on the Board of Directors of the applicable Company, the Board of Directors of such Company acting by majority vote of all Disinterested Directors, or by a majority of the members of a committee of the Board of Directors of such Company consisting of two or more Disinterested Directors; or

(b)           if there are fewer than two Disinterested Directors on the Board of Directors of the applicable Company, the fall Board of Directors of the Company, with directors who do not qualify as Disinterested Directors eligible to vote; or

(iii)          prior to an IPO, the shareholders of the applicable Company acting by the vote required for ordinary corporate actions, except that shares owned by or voted under the control of (A) a director of such Company who at the time does not qualify as a Disinterested Director or (B) the Indemnitee may not be voted on the determination.

(n)           “Special Legal Counsel” shall mean, at any time, any law firm, or a member of a law firm, that (a) is experienced in matters of corporation law and (b) is not, at such time, or has not been in the five years prior to such time, retained to represent: (i) any Company or the Indemnitee in any matter material to either such party (other than as Special Legal Counsel), or (ii) any other Party to (or participant in) the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Special Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either of the Companies or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. Each Company agrees to pay the reasonable fees and expenses of the Special Legal Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and to be jointly and severally liable therefor.

2.             Basic Arrangement.

(a)           In the event the Indemnitee is a Party in an Indemnifiable Event, subject only to limitations expressly imposed by the terms of this Agreement, each Company shall indemnify the Indemnitee for any associated Liabilities to the fullest extent permitted by law. Subject to Section 2(f) and in accordance with the procedures set forth in Section 3, any indemnification pursuant to this

Section 2(a) must be determined by the Reviewing Party to be permissible under the Massachusetts Business Corporation Act in the specific Proceeding. Each Company shall make any such payment to which the Indemnitee is entitled pursuant to this Section 2(a) as soon as practicable but in no event later than five (5) days after determination by the Reviewing Party.

(b)           Notwithstanding anything to the contrary, before the final disposition of an Indemnifiable Event in which the Indemnitee is a Party, each Company shall be obligated to pay, on a current basis, any and all funds to pay for or reimburse the Indemnitee’s Expenses (an “Expense Advance”) within ten (10) days after the receipt by a Company of a statement or statements requesting such advances from time to time, provided that the Indemnitee delivers an Indemnitee Statement. Such advances (i) shall be unsecured and interest free; (ii) shall be made without regard to the Indemnitee’s ability to repay the advances and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement; and (iii) shall include any and all Expenses incurred pursuing an action to enforce this right of payments, on a current basis, including Expenses incurred preparing and forwarding statements to a Company to support the advances claimed. The Indemnitee shall qualify for advancement of Expenses solely upon the execution and delivery to a Company of the Indemnitee Statement.

(c)           Pursuant to Section 8.58(a) of the Massachusetts Business Corporation Act, this Agreement shall constitute authorization to provide indemnification, pay funds, on a current basis, and reimburse expenses under Subdivision E of Part 8 of the Massachusetts Business Corporation Act.

(d)           Each Company shell be liable to indemnify the Indemnitee and pay for or reimburse the Indemnitee’s Liabilities in connection with an Indemnifiable Event or other any other Proceeding involving the Companies or Enterprises, in either case, in which the Indemnitee is a witness but not a Party. If the Companies do not pay directly for any Expenses incurred in connection therewith, each Company shall be obligated to pay, on a current basis, any and all funds to pay for or reimburse the Indemnitee’s Expense for which the Indemnitee is entitled pursuant to this Section 2(d) within ten (10) days after receipt by a Company of a written demand for reimbursement signed by the Indemnitee. Such advances (i) shall be unsecured and interest free; (ii) shall be made without regard to the Indemnitee’s ability to repay the advances and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement; and (iii) shall include any and all Expenses incurred pursuing an action to enforce this right of payments, on a current basis, including Expenses incurred preparing and forwarding statements to a Company to support the advances claimed. The Indemnitee shall qualify for advancement of Expenses solely upon the execution and delivery to a Company of the Indemnitee Statement.

(e)           Each Company shall be liable to indemnify the Indemnitee and pay for or reimburse the Indemnitee’s Liabilities incurred by or on behalf of the Indemnitee (i) in taking any action to enforce any provision of this Agreement, including all Expenses incurred bringing a claim, counterclaim or cross claim in a legal proceeding, arbitration or otherwise to enforce this Agreement or any provisions of this Agreement or (ii) for recovery under any directors’ and officers’ liability insurance policy maintained by the Companies. If the Companies do not pay directly for any Expenses incurred in connection therewith, each Company shall be obligated to pay, on a current basis, any and all funds to pay for or reimburse the Indemnitee’s Expense for which the Indemnitee is entitled pursuant to this Section 2(e) within ten (10) days after receipt by a Company of a written demand for reimbursement signed by the Indemnitee. Such advances (i) shall be unsecured and interest free; (ii) shall be made without regard to the Indemnitee’s ability to repay the advances and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement; and (iii) shall include any and all Expenses incurred pursuing an action to enforce this right of payments, on a current basis, including Expenses incurred preparing and forwarding statements to a Company to support the advances claimed. The Indemnitee shall qualify for advancement of Expenses solely upon the execution and delivery to a Company of the Indemnitee Statement.

(f)            Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee is a Party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding in connection with an Indemnifiable Event or in defense of any claim, issue or matter therein, in whole or in part, each Company shall be liable to indemnify the Indemnitee against all Liabilities incurred by him in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, each Company shall be liable to indemnify Indemnitee against all Liabilities incurred by the Indemnitee or on the Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, each Company also shall be liable to indemnify the Indemnitee against all Expenses reasonably incurred in connection with any claim, issue or matter that is related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall b e deemed to be a successful result as to such claim, issue or matter.

(g)           For purposes of this Section 2, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

(1)           to the fullest extent permitted by the provision of the Massachusetts Business Corporation Act that permits a corporation to indemnify its officers and directors, including, without limitation, the indemnification permitted by Section 8.56 for officers;

(2)           to the fullest extent permitted by the provision of the Massachusetts Business Corporation Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Massachusetts Business Corporation; and

(3)           to the fullest extent authorized or permitted by any amendments to or replacements of the Massachusetts Business Corporation Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

3.             Procedure Upon Application for Indemnification.

(a)           In order to obtain indemnification under this Agreement, the Indemnitee shall, anytime following Indemnitee’s submission of an Indemnitee Statement to a Company,

and consistent with the time period of this Agreement as set forth in Section 5 of this Agreement, submit to a Company a written request for indemnification pursuant to this Section 3(a). No determination of Indemnitee’s entitlement to indemnification shall be made until such written request for a determination is submitted to a Company pursuant to this Section 3(a), The failure to submit a written request to a Company will relieve the Companies of their indemnification obligations under this Agreement only to the extent the Companies can establish that such failure to make a written request resulted in actual prejudice to it, and the failure to make a written request will not relieve the Companies from any liability which it may have to indemnify the Indemnitee otherwise than under this Agreement. The Companies shall, promptly upon receipt of such a request for indemnification, advise the Boards of Directors of the Companies in writing that the Indemnitee has requested indemnification.

(b)           The Indemnitee shall cooperate with the Reviewing Party making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Reviewing Party upon request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the Reviewing Party, as the case may be, making such determination shall be advanced and borne by the Companies (where the Indemnitee executes and delivers to the Company the Indemnitee Statement) irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Companies are liable to indemnify and hold the Indemnitee harmless therefrom.

(c)           In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted an Indemnitee Statement, and each Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of any of the Companies (including by their Boards of Directors) or of Special Legal Counsel to have made a determination prior to the commencement of any judicial proceeding or arbitration pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by any of the Companies (including by their Boards of Directors) or by Special Legal Counsel that the Indemnitee has not met such applicable standard of conduct shall create a presumption that the Indemnitee has not met the applicable standard of conduct.

(d)           If the Reviewing Party shall not have made a determination within sixty (60) days after receipt by a Company of the Indemnitee’s written request for indemnification pursuant to Section 3(a) of this Agreement, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a failure by the Indemnitee to comply with Section 3(b) hereof, (ii) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Special Legal Counsel making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(e)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not meet any particular standard of conduct required pursuant to this Agreement.

(f)            For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action or failure to act is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 3(f) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(g)           The knowledge and/or actions, or failure to act, of any other director, partner, managing member, officer, agent, employee or trustee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining his right to indemnification under this Agreement.

4.             Remedies.

(a)           In the event that (i) a determination is made pursuant to Section 2(a) of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) payment of Expenses, on a current basis, is not timely made pursuant to Section 2 of this Agreement, (iii) payment of Expenses is not made pursuant to Section 2 or the last sentence of Section 3(b) of this Agreement within ten (10) days after receipt by a Company of a written request therefor, (where the Indemnitee has executed and delivered to the applicable Company the Indemnitee Statement) (iv) payment of indemnification pursuant to Section 2 of this Agreement is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification, or (v) there is any breach of this Agreement, the Indemnitee shall be entitled to seek an adjudication by a court of competent jurisdiction as to his entitlement to such indemnification or payment of Expenses, on a current basis. Alternatively, under the circumstances in clauses (i) through (v), the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Companies shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration. If the Indemnitee has commenced adjudication or arbitration to secure a determination, with respect to an Indemnifiable Event, that the Indemnitee is entitled to indemnification under this Agreement, any determination made by the Reviewing Party that indemnification of the Indemnitee is not permissible under the Massachusetts Business Corporation Act with respect to such Indemnifiable Event shall not be binding, and (where the Indemnitee has executed and delivered to the applicable Company the Indemnitee Statement) the Indemnitee shall not be required to reimburse the Companies for any Expense Advance until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that indemnification is not legally permissible is made with respect to such matter.

(b)           In the event that a determination shall have been made pursuant to Section 2(a) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration, commenced pursuant to this Section 4, shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 4, each Company shall have the burden of proving the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)           If a determination shall have been made pursuant to Section 2(a) of this Agreement that the Indemnitee is entitled to indemnification, the Companies shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           In the event that the Indemnitee is a Party to (or a participant in) a judicial proceeding or arbitration pursuant to this Section 4 concerning the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Companies, and shall be indemnified by each Company against, any and all Expenses incurred by the Indemnitee (where, with respect to an Indemnifiable Event, the Indemnitee has executed and delivered to the Company the Indemnitee Statement) in such judicial adjudication or arbitration. If it shall be determined in said judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Indemnitee shall be entitled to recover from each Company (who shall be liable therefor), and shall be indemnified by each Company against, any and all Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration.

(e)           The Companies shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Companies are bound by all the provisions of this Agreement.

5.             Duration of the Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that the Indemnitee shall have ceased to serve as a director of any of the Companies or as a director, partner, managing member, officer, employee, agent or trustee of any other Enterprise; or (b) 1 year after the final termination (i) of any Proceeding (including any rights of appeal) then pending in respect of which the Indemnitee requests indemnification or advancement of Expenses hereunder and (ii) of any judicial proceeding or arbitration pursuant to Section 4 of this Agreement (including any rights of appeal) involving the Indemnitee. This Agreement shall be binding upon each Company and its successors and assigns and shall inure to the benefit of the Indemnitee and his heirs, executors and administrators.

6.             Non-exclusivity, Etc. The rights of indemnification and to receive payment of Expenses, on a current basis, as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Companies’ or any other Enterprise’s Articles of Organization, the Companies’ or any other Enterprise’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect to any action taken or omitted by such Indemnitee in the Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Massachusetts law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Companies’ or any other Enterprise’s Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

7.             Liability Insurance. To the extent that the Companies maintain an insurance policy or policies providing liability insurance for directors, partners, managing members, officers, employees, agents or trustees of the Companies or of any other Enterprise, the Indemnitee shell be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, partner, managing member, officer, employee, agent or trustee under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to Section 2 hereof, the Companies have director and officer liability insurance in effect, the Companies shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. Each Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The Companies shall maintain an insurance policy or policies for directors, partners, managing members, officers, employees, agents or trustees of the Companies and of all Enterprises in an amount reasonably acceptable to the Chief Executive Officer of LPL.

8.             Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

9.             Subrogation. In the event of payment under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all such papers and do all such things as may be necessary or desirable to secure such rights.

10.           No Duplication of Payments. The Companies shall not be liable under this Agreement to make any payment in connection with any Proceeding involving the Indemnitee to the extent the Indemnitee has otherwise received payment (under any insurance policy, the

Companies’ articles of organization or by-laws or otherwise) of the amounts otherwise indemnifiable hereunder.

11.           Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, each Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an Indemnifiable Event under this Agreement, in such proportion in order to reflect (i) the relative benefits received by the Companies and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officer, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

12.           Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including, with respect to the Companies, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Companies, and including, with respect to the Indemnitee, the Indemnitee’s estate, heirs and personal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Companies or of any other Enterprise.

13.           Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions sha1l be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

14.           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)           If to the Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as the Indemnitee shall provide in writing to the Company, with a copy to Julie Jones, Esq., Ropes & Gray LLP, One International Place, Boston, MA 02110.

(b)           If to any of the Companies to: LPL Holdings,, Inc., One Beacon Street, 22nd Floor, Boston, MA 02108, Attn: Secretary (or, if the Indemnitee is at such time the Secretary, to the President of the Company).

15.           Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to indemnification of the Indemnitee by the Companies for Indemnitee’s service to the Companies, provided, however, that this Agreement shall in no way diminish rights of the Indemnitee that accrued prior to the date of this Agreement.

16.           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of law

17.           References. References to statutes, regulations and documents shall be deemed to mean such statutes, regulations and documents as amended from time to time and any successor statutes, regulations and documents.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

INDEMNITEE

By:	/s/ Esther M. Stearns
Name: Esther M. Stearns

Address:	10533 Whispering Hillshire
San Diego, CA 92130

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

LPL HOLDINGS, INC.

By:	/s/ Mark S. Casady
Name: Mark S. Casady
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

BD INVESTMENT HOLDINGS INC.

By:	/s/ Allen R. Thorpe
Name: Allen R. Thorpe
Title: